EXHIBIT 32.1
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2004 of Cooper Cameron Corporation (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 30, 2006
/s/ Sheldon R. Erikson

Name: Sheldon R. Erikson
Title: Chairman, President & Chief Executive Officer

/s/ Franklin Myers

Name: Franklin Myers
Title: Senior Vice President of Finance & Chief Financial Officer
     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Cooper Cameron Corporation and will be retained by Cooper Cameron Corporation and furnished to the Securities and Exchange Commission or its staff upon request.
     Note: The certification the registrant furnishes in this exhibit is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Registration Statements or other documents filed with the Securities and Exchange Commission shall not incorporate this exhibit by reference, except as otherwise expressly stated in such filing.